                                                                     Exhibit (d)

                             JOINT FILING AGREEMENT
                             ----------------------

         In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange
Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Bairnco Corporation. This Joint
Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:   September 8, 2004                        STEEL PARTNERS II, L.P.

                                                  By:   Steel Partners, L.L.C.
                                                        General Partner

                                                  By: /s/ Warren G. Lichtenstein
                                                     ---------------------------
                                                     Warren G. Lichtenstein,
                                                     Managing Member

                                                     STEEL PARTNERS, L.L.C.

                                                  By: /s/ Warren G. Lichtenstein
                                                     ---------------------------
                                                     Warren G. Lichtenstein,
                                                     Managing Member

                                                     /s/ Warren G. Lichtenstein
                                                     ---------------------------
                                                     WARREN G. LICHTENSTEIN